Luna Innovations Announces Restatement of Financial Statements

ROANOKE, Va.--(BUSINESS WIRE)—April 19, 2024-- Luna Innovations Incorporated (NASDAQ: LUNA) (the “Company”), a global leader in advanced fiber optic-based technology, today announced that its Audit Committee of the Board of Directors (the “Audit Committee”), after consultation with the Company’s management and the Special Committee’s external legal and financial advisors, determined that its financial statements for the fiscal year ended December 31, 2022, and the interim periods ended March 31, 2022, June 30, 2022, and September 30, 2022 and March 31, 2023, cannot be relied upon and need to be restated due to identified accounting errors relating to revenue recognition. Similarly, any previously issued or filed reports, press releases, earnings releases, investor presentations or other Company communications describing the Company’s financial results or other financial information relating to the fiscal year ended December 31, 2022, should no longer be relied upon.
As disclosed on March 12, a Special Committee of the Company’s Board of Directors has been conducting an independent review, with the assistance of external legal and financial advisors, of certain revenue recognition matters in connection with the Company’s previously issued financial statements.
As the independent review remains ongoing and the full extent of this impact is still being determined, the Company cannot at this time estimate when it will file its restated financial statements. The Company is working diligently on this matter and will provide updated information as appropriate.
About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.
Forward-Looking Statement
This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding the impact of the required adjustments in the Company’s previously issued financial statements and the timing of the Company’s filings with the U.S. Securities and Exchange Commission and the issuance of restated financial statements, are forward-looking statements.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements, and such other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.
Investor Contact:
Allison Woody
Luna Innovations Incorporated
Phone: 540.769.8465
Email: woodya@lunainc.com
Media Contact:
Chris Kittredge/Stephen Pettibone
FGS Global
Email: luna@fgsglobal.com

Source: Luna Innovations Incorporated